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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated February 4, 2005 (February 18, 2005 as to Note 6 and April 29, 2005 as to Notes 17 and 18) relating to the consolidated financial statements of Accuride Corporation appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Other Data of Accuride" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Indianapolis, Indiana
April 29, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM